                                                                    EXHIBIT 10.4
                                                                    ------------

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT, made as of the 1st day of January, 1997 (the "Effective Date"), by and between ALCO CHEMICALS LTD. (Swiss Branch), with an office at Via
                       -------------------
San Salvatore n. 7, CH-6902 Lugano, Switzerland ("Alco"), and SICO S.P.A., a
                                                              -----------
corporation organized under the laws of Italy with offices at Via Terrazzano n. 77, Rho, Italy ("Company"),

                              W I T N E S S E T H

     WHEREAS, the Company sells and distributes certain bulk pharmaceutical products ("Products"), and

     WHEREAS, Company desires to utilize the services of Alco in assisting Company in the marketing and selling of the Products; and

     WHEREAS, Alco has personnel with expertise and commercial know how, and is in a position to perform the services set forth herein;

     NOW, THEREFORE, in consideration of the above premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------
                               Sale of Products
                               ----------------

     I.1  Definitions.
          -----------

     (a) "Territory" shall mean all the countries of the world except Italy.

     (b) "Net Sales" shall mean, with respect to any Product, the invoiced sales price of such Product billed to independent customers in the Territory by Company (other than sales to its subsidiaries, divisions or affiliates), less credits, allowances and rebates for such Product which was spoiled, damaged, out-dated or returned and less (i) cash, quantity and other trade discounts;
(ii) customer's duties and surcharges and other governmental charges incurred in connection with the exportation or importation of such Product if any; and (iii) rebates given or liabilities incurred resulting from any mandated rebate program.

     I.2  Services to be Performed by Alco.  In accordance with the terms and
          --------------------------------
conditions set forth herein.  Alco shall:

          (a) Identify drug substances of interest to potential customers of Company in the Territory and which would be produced by affiliates of Company;

          (b) Work with sales agents and distributors in countries in the Territory to select final dosage form manufacturers who could develop compounds utilizing drug substances produced by Company's affiliates, and participate in negotiating supply agreements with such finished dosage form manufacturers;

          (c) act as an interface between Company's customers, its sales agents and distributors, and affiliates of Company producing drug substances;

          (d) Assist Company in coordinating and assigning priorities to various new product development projects of Company;

          (e) Visit customers of Company with local sales agents and distributors;

          (f) Assist Company in maintaining good relationships with its customers distributors and sales agents, including discussing pricing issues and new product possibilities;

          (g) Promptly advise Company of any safety issue of which Alco becomes aware regarding the Products;

          (h) Comply with all applicable laws and regulations relating to the performance of Alco's obligations hereunder, and conduct it in a manner that will reflect favorably on the Company, the

     Products and the good name, goodwill and reputation hereof;

          (i) Assist the Company in the administration of the order for the Products from all customers of the Company (including Italian customers);
     (i) assist the Company in debt collection from customers in the Territory; and

          (j) Not make any representation or warranty regarding the products of Company, except for those warranties regarding products made by Company in a writing accompanying the Products or as expressly authorized by Company in writing.

     I.3  Exclusivity.  The Company hereby covenants and agrees not to appoint
          -----------
any other party to perform part or all the services which are contemplated by cl. 1.2 hereinbefore with respect to any of the Products from time to time manufactured, distributed, developed or under development by the Company.

     This clause shall not prevent the Company to appoint agents or distributors in the Territory provided however that the Company procures that any such agents or distributors shall have to act in accordance with Alco and allow Alco to perform the services pursuant to cl. 1.2 above.

     I.4  Company's Responsibilities.  Company shall comply with
          --------------------------
all applicable laws and regulations relating to the performance of Company's obligations hereunder, and shall promptly advise Alco of any safety issue of which Company becomes aware regarding the products, maintain incident and complaint files, notify Alco of all incidents and complaints which relate or may relate to the Products, and provide Alco with copies of all correspondence with the United States Food and Drug Administration ("FDA") or any other health authority regarding Product safety or any request for recall of the Product.

     I.5  Orders and Sales.  Alco promptly shall forward to Company all orders
          ----------------
for Products received from potential or actual customers in the Territory. All such orders shall be in such form as Company shall reasonably determine and shall not be binding until accepted by Company. Orders shall be accepted by Company for booking and selling all Products in the Territory.

     I.6  Status of Parties.  The parties desire to create a relationship of
          -----------------
independent contractors, and in no way intend to create a relationship of employer and employee, of principal and agent or of joint ventures or partners. At all times during the performance of their respective obligations under this agreement, the parties are acting and performing as independent contractors. Alco at all times shall be solely responsible for providing its own place of work and all supplies necessary for performing any of its obligation hereunder. Alco may, at its sole expense, employ such employees as Alco deems necessary or desirable to perform such obligations hereunder. Company shall neither direct nor supervise Alco's employees in the performance of such obligations. Neither party shall have, nor shall represent itself to any other person or entity as having, any right, power or authority to create any obligation or liability, express or implied, on behalf of or in the name of the other party in any manner or for any purpose whatsoever. Except as expressly provided herein, neither party shall use the other party's name on its stationery, advertising, or the like in a manner which might suggest that one party is the other party's agent.

                                   ARTICLE II
                                   ----------
                                 Administration
                                 --------------
     II.1 Reports. Alco shall furnish to Company such reports on the activities
          -------
undertaken by Alco with respect to the Products as Company may reasonably require.

     II.2  Audits.  Alco shall have the right, upon reasonable written notice to
           ------
Company, to designate a certified public accountant of internationally-recognized standing reasonably acceptable to Company to have access during ordinary working hours to such record as may be necessary to audit Company's dollar sales of Products in the Territory. Such accountant shall not disclose to Alco any information relating to the business of Company expect to inform Alco of the correctness of any calculations pursuant to section 3.1. hereof and the amount of any discrepancy.

                                  ARTICLE III
                                  -----------

                          Compensation and Other Terms
                          ----------------------------

     III.1  Fee.  In exchange for Alco's obligation to perform the services set
            ---
forth in cl. 1.2 above:

          (i) Company shall pay to Alco a fee equal to four percent (4%) of Company's Net Sales in the Territory, other than sales to Company's subsidiaries, divisions or affiliates, of the Products ("Fee"); and

          (ii) The Fee shall be due on all Net Sales in the Territory with respect to all Products manufactured and/or distributed by the Company even if:

          (A) It has not been possible or necessary for the development of Sicor business for Alco to perform any of the services set forth in cl. 1.2 above; and/or

          (B) It has not been possible or necessary for the development of Sicor business to perform any services with respect to certain Products (for avoidance of doubt even those Products shall however be included in the Company's Net Sales); and/or

          (C) Sales made by agents or distributors of the Company result in obligations of the Company to pay such agents or distributors any fees.

     III.2 Payment. Alco shall be paid the fee set forth in section 3.1 hereof
           -------
on a calendar quarterly basis based on the Net Sales of Products shipped by Company for that calendar quarter. Company shall pay to Alco such fee on or before the ninetieth (90th) day following the close of such calendar quarter, and shall accompany each such payment with a statement setting forth the Net Sales in the Territory for the respective calendar quarter and the calculation of the fee due with respect thereto.

     III.3  Intent of the Parties.  It is the intent of the Parties that the fee
            ---------------------
payable hereunder shall not impose or result in an economic hardship on the parties. In the event an economic hardship should result, the parties shall meet and determine a new fee schedule in order to eliminate such hardship.


                                  ARTICLE IV
                                  ----------
                      Termination of Existing Agreements
                      ----------------------------------

          IV.1 Mutual Consent to Terminate. The parties hereof covenant and
               ---------------------------
agree to terminate and actually hereby terminate by mutual consent effective as of January 1, 1997.

          (i) the existing agency agreement dated as of January 1, 1994 and amendments thereof;

          (ii) the existing distribution agreements with respect to

          a- Etoposide;

          b- Budesonide;

          c- Cyclosporin;

          d-Difluprednate.


          IV.2 The parties hereof covenant and agree to mutually use their best endeavors to procure as soon as practicable any eventually required customer or third party consents to assign and further covenant and agree to assign any ongoing supply agreements entered into by Alco with any customers for the Company's Products, alternatively at the Company's entire discretion.

          (i) to the Company;

          (ii) to any distributors or dealers of the Company.


          IV.3 Any such assignment shall have an effective date as of January 1, 1997 provided that it shall be practicable; however if any such assignment shall not be practicable effective as of January 1, 1997, Alco covenants and agrees to credit the Company or, upon at the Company's entire discretion, to any Company's distributors, dealers or assignees any Net Profit Alco derives from any not assigned sales exceeding 4% of its Net Sales with respect to any Products.


                                   ARTICLE V
                                   ---------
                             Term and Termination
                             --------------------

          V.1  Termination Date.  Except as otherwise set forth in this Article
               ----------------
V, the term of this agreement shall be five (5) years from the Effective Date. Notwithstanding the foregoing, Company may terminate this Agreement on one hundred eighty (180) days' notice to Alco in the event (a) of a change on control of Alco or (b) the current management of Alco is no longer active in managing the business.

          V.2  Breach Default.  This agreement may be terminated by one party
               --------------
hereto in the event of a material breach thereof by the other party or upon written notice by one party to the other, if the other party files or has filed against it a petition under the Bankruptcy Act, makes an event, the party intending to terminate this agreement shall advise the other party in writing, setting forth in sufficient detail the breach claimed to be the basis of the termination and requesting that the alleged breach be cured by the other party within thirty (30) days of the receipt of the notice. Should the other party fail to cure the alleged breach within such period, the terminating party shall so notify the other party and this agreement shall be deemed terminated thirty
(30) days after receipt of such
termination notification.

          V.3  Effects of Termination.  Termination or expiration of this
               ----------------------
agreement shall not relieve the parties of the obligation to pay any amounts owing between them, and shall not terminate any rights or obligations arising prior to or upon such termination or expiration. The provisions of Articles VI and VII shall survive the termination or expiration of this agreement.


                                   ARTICLE VI
                                   ----------
                   Trade Secrets and Confidential Information
                   ------------------------------------------

          VI.1 Each party may receive various trade secrets of the other party and other information of the other party of a confidential nature, including but not limited to specific commercial and technical information concerning the Products. Each party shall not disclose to anyone, directly or indirectly, either during the term of this agreement or for a period of five (5) years thereafter, any of such trade secrets or other confidential information (including but not limited to marketing plans and programs, market research information and sales data) of the other party or use such information of the other party other than in the course of its performance hereunder. The obligation to protect such confidential information shall not apply to any information that: (1) is already in the lawful possession of, or is independently developed by the party receiving such information (the "Receiving Party") by persons without access to or use of such information; (2) becomes publicly available other than through breach of this provision; (3) is received by the Receiving Party from a third party with authorization to make such disclosure; or (4) is released with the written consent of the party disclosing such information.

          Notwithstanding the foregoing, the Recipient shall have the right to disclose any such information to the extent required by law, regulation or order of a court of competent jurisdiction, provided that the recipient shall give prior written notice to the other party and sufficient opportunity to object hereto or to request confidential treatment.

          VI.2 Except as may be required by applicable laws and regulations or a court of competent jurisdiction, as required to meet credit or other financing arrangements, or as required or appropriate in the reasonable judgment of either party to satisfy the disclosure requirements of any applicable securities law or regulation, neither party shall make any public release or other disclosure with respect to this agreement or the terms hereof without the prior consent of the other party.

                                  ARTICLE VII
                                  -----------
                                   Indemnity
                                   ---------

          VII.1  Company's Indemnity Obligations.  Company agrees to defend,
                 -------------------------------
indemnify and hold Alco, Alco's affiliates and their employees and agents harmless from all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred as a result of any claim, demand, action or other proceeding by a third party arising as a result of action of Company or its employees causing (a) actual or asserted violations of any applicable law or regulation by virtue of which Products distributed or sold shall be alleged or determined to be adulterated, misbranded, mislabelled, misrepresented or otherwise not in compliance with any applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the design, manufacturing, marketing, distribution, sale or use of Products, or (c) a Product recall ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by the Company.

          VII.2  Alco's Indemnity Obligations.  Alco, its affiliates and their
                 ----------------------------
employees and agents shall not be entitled to the indemnities set forth in section 7.1 above where the loss, liability, damage or expense for which indemnification is sought was caused by the negligence, breach of contract or willful misconduct of Alco. Further, should Company be found responsible for losses, liabilities, damages or expenses caused by such negligence, breach of contract or willful misconduct by Alco or its affiliates and not attributable to other causes for which Company is responsible, Alco shall defend, indemnify and hold Company, its affiliates and their employees harmless from all such losses, liabilities, damages and expenses.

          VII.3  Patent Indemnification.  Company shall indemnify and hold Alco,
                 ----------------------
its affiliates and their employees harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) which Alco may incur, suffer or be required to pay by reason of any patent infringement suit brought against Alco because of Alco's performance of services for Company pursuant to this Agreement.

          VII.4  Procedure.  A party or any of its affiliates or their employees
                 ---------
or agents (the "Indemnitee") that intends to claim indemnification under this
Article VII shall promptly notify the other party (the "Indemnitor") of any claim, demand, sanction or other proceeding in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defence thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Article VII shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article VII, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article VII. The Indemnitee under this Article VII, its employees, and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

          VII.5  Affiliate Status.  For purposes of this Article VII, Alco and
                 ----------------
Company shall not be considered affiliates of each other.


                                 ARTICLE VIII
                                 ------------
                                    General
                                    -------

          VIII.1  Force Majeure.  Neither party shall be liable for failure to
                  -------------
perform or delay in performing any provision of this agreement to the extent performance in the customary manner shall be prevented, hindered or delayed in whole or in part by riots, earthquakes, floods, or any event which shall not reasonably be within such party's control and which such party is no able to overcome by the exercise of reasonable measures or which such party is able to overcome only at substantial expense.

          VIII.2  Entire Agreement.  This agreement constitutes the
                  ----------------
entire understanding between the parties with respect to the Products, and supersedes and replaces all prior representations, understandings and agreements, whether written or oral, contract provision and rights relating to the subject mater hereof.

          VIII.3  Amendments.  No provision of this agreement may be amended,
                  ----------
revoked or waived except by writing, signed by an authorized officer of the respective party. Any waiver on the part of either party of any breach or any right or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

          VIII.4 Notices. Any notice required or permitted to be given hereunder
                 -------
shall be deemed sufficient if given in writing by any lawful means to the party
o whom such notice is required or permitted to be given. Any such notice shall be considered given when received. All notices to Alco shall be addressed as follows:

ALCO CHEMICALS LTD
Via San Salvatore n. 7
CH-6902 Lugano - Switzerland
Attention:  Director of Marketing and Sales

          All notices to Company shall be addressed as follows:

SICOR S.P.A.
Via Terrazzano, 77

Rho, Italy
Attention:  Managing Director
            -----------------

          Either party may change the address to which notice to it is to be given by written notice to the other party.

          VIII.5  Applicable Law.  This agreement shall be governed by, and
                  --------------
construed in accordance with, the laws of Switzerland (or Italy), without
                                          ----------------------
reference to the conflicts of law principles thereof.

          VIII.6  Titles and Headings.  Titles and headings of sections of this
                  -------------------
agreement are for convenience of reference only and shall not affect the construction of any provision of this agreement.

          VIII.7 Assignment. This agreement may not be assigned by either party
                 ----------
without the prior written consent of the other party, except that the Company may assign this agreeement without such consent to an affiliate, or to a purchaser of substantially all of its business or assets to which this Agreement pertains, or in connection with its merger, consolidation, change in control or similar transaction.

          IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered as of the date above first written.

SICOR S.p.A.                                    ALCO CHEMICALS LTD.
/s/ Gianpollo Colla                             /s/ Carlo Salvi